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                                    EXHIBIT 8






                                                            41 South High Street
                                                       Columbus, Ohio 43215-6194
                                                         Telephone: 614-227-2000
                                                         Facsimile: 614-227-2100
                                                        Nationwide: 800-533-2794

                                  June 27, 1997




Oak Hill Financial, Inc.
14621 State Route 93
Jackson, Ohio 44640

Unity Savings Bank
115 West Main Street
McArthur, Ohio 45640

Gentlemen:

         We have acted as counsel to Oak Hill Financial, Inc., an Ohio corporation ("Oak Hill Financial") in connection with the proposed statutory merger (the "Merger") of Unity Savings Bank, a savings bank that is chartered under the laws of Ohio ("Unity Savings"), with and into Oak Hill Banks, a banking corporation chartered under the laws of Ohio, and a wholly owned subsidiary of Oak Hill Financial. Pursuant to the Merger, the shareholders of Unity Savings will receive common shares, $1.00 par value, of Oak Hill Financial ("Oak Hill Financial Shares") subject to the Agreement and Plan of Merger and Supplemental Agreement, both dated as of April 28, 1997, between Unity Savings, Oak Hill Financial and Oak Hill Banks (the "Merger Agreement"), in exchange for their outstanding common shares of Unity Savings ("Unity Savings Shares"). At your request, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Terms not otherwise defined herein shall have the same meaning as when used in the Merger Agreement.

         In that connection, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, and other instruments, and such other matters of fact and law, as we have considered necessary or appropriate for the purposes of this opinion, including an examination of: (i) the Merger Agreement and the other documents and agreements referred to therein; and (ii) the Joint Proxy Statement/Prospectus (the "Prospectus") relating to the Merger and included in the Registration Statement of the Oak Hill Financial on Form S-4 (the "Registration Statement") filed by the Oak Hill Financial with the Securities and Exchange

            Cincinnati o Cleveland o Columbus o Dayton o Naples, FL o
                                 Washington, DC
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Oak Hill Financial, Inc.
Unity Savings Bank
June 27, 1997
Page 2


Commission. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         For purposes of the opinions set forth below, we have assumed and are relying upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified, and upon which we are entitled to rely) contained, respectively, in certain certificates of the officers of the Oak Hill Financial, Oak Hill Banks and Unity Savings. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement, the Merger will constitute a statutory merger pursuant to the applicable provisions of the law of the State of Ohio, and the facts, statements, and other information contained in the Prospectus relating to the Merger are true, correct, and complete in all material respects.

         The opinions set forth below are based upon, and the section numbers cited herein refer to, the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as currently in effect, and are further based upon the continued accuracy and completeness of the documents, certifications, and representations referred to in the two preceding paragraphs as of the Effective Time.

         In reliance on the assumptions and the representations set forth above, and further assuming that the shareholders of Unity Savings do not, for a sufficient period of time to meet the continuity of interest requirements for a reorganization, sell, exchange, transfer by gift, or otherwise dispose of a number of Oak Hill Financial Shares received in the Merger that would reduce the ownership of Oak Hill Financial Shares by the former shareholders of Unity Savings to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the total value of all the formerly outstanding Unity Savings Shares as of the same date, we are of the opinion that:

         (1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Code.

         (2) Each of Unity Savings, Oak Hill Financial and Oak Hill Banks will be a "party to a reorganization" within the meaning of
                 Section 368(b) of the Code.

         (3) The discussion contained in the Registration Statement under the caption "The Merger - Certain Federal Income Tax Consequences" represents our opinion as to the material federal income tax consequences of the Merger.
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Oak Hill Financial, Inc.
Unity Savings Bank
June 27, 1997
Page 3

         We have given this opinion in connection with the transactions contemplated thereby and such opinion is not to be relied upon for any other purpose. This opinion may not be applicable to all shareholders, including, without limitation, (1) a Unity Savings shareholder whose Unity Savings Shares are not held as a capital asset; or (2) a Unity Savings shareholder who is subject to special treatment under the Code, including without limitation, an insurance company, a dealer in securities, a financial institution, a tax-exempt investor, a foreign shareholder, or a shareholder who is subject to the "golden parachute" provisions of the Code. This opinion further assumes no shareholder acquired Unity Savings Shares in contemplation of or to effectuate the Merger.

         In addition to the assumptions and exclusions above, no opinion is expressed herein concerning the effect of state, local, and foreign tax laws. Furthermore, no opinion is expressed herein about the tax treatment of the transaction under other provisions of the Code or the Treasury Regulations issued thereunder or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically addressed by the foregoing opinion, including, without limitation, the exchange of any Unity Savings Shares in the Merger that were acquired by the holder pursuant to an employee stock option or employee stock purchase plan or otherwise as compensation.

         You should be aware that this opinion represents our conclusions as to the application of existing law and is based on the certifications and representations given as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein. In addition, no advance ruling has been obtained from the Internal Revenue Service ("Service") regarding the Merger. An opinion of counsel represents counsel's best legal judgement, but has no binding effect or official status of any kind. Accordingly, there can be no assurance that the Service or Courts will not take positions contrary to the opinions stated above. No person other than the addressees named herein may rely on this opinion for any purpose.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Porter, Wright, Morris & Arthur

                                   PORTER, WRIGHT, MORRIS & ARTHUR